Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

We consent to the use, in the statement on Form 10K of Reshoot Production Company, of our report dated March 27, 2009 on our audit of the financial statements of Reshoot Production Company as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2008 and from inception October 31, 2007 through December 31, 2007 and inception on October 31, 2007 through December 31, 2008, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    March 31, 2009

                6490 West Desert Inn Rd, Las Vegas, NV 89146
                    (702) 253-7499 Fax (702) 253-7501